Exhibit 8.2

HUNTON & WILLIAMS LLP 1445 ROSS AVENUE SUITE 3700 DALLAS, TEXAS 75202 TEL 214 · 468 · 3300 FAX 214 · 468 · 3599 www.hunton.com

October 23, 2013

Live Oak Financial Corp.

3206 Live Oak Street

Dallas, Texas 75204

Re:	Federal Income Tax Opinion Issued to Live Oak Financial Corp. in Connection with the merger of IBGLO Acquisition Corporation and Live Oak Financial Corp. and the merger of Live Oak Financial Corp. and Independent Bank Group, Inc.

Ladies and Gentlemen:

We have acted as special tax counsel to Live Oak Financial Corp., a Texas corporation (the “Company”), in connection with the merger (the “Initial Merger”) of IBGLO Acquisition Corporation, a Texas corporation (“Merger Sub”) with and into the Company with the Company surviving, and the merger of the Company with and into Independent Bank Group, Inc., a Texas corporation and sole owner of Merger Sub (“Parent”) with Parent surviving (the “Subsequent Merger” and together with the Initial Merger, collectively the “Independent Merger”), pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated August 22, 2013 by and between Parent and the Company (the “Merger Agreement”) all as described in in Registration Statement No. 333-191670 on Form S-4 filed on October 10, 2013 with the Securities and Exchange Commission (the “Commission”) (as thereafter amended from time to time and together with all exhibits thereto, the “Registration Statement”) issued in connection with the Independent Merger. Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement.

Set forth below is our opinion, together with the representations, assumptions and documents upon which we have relied in rendering our opinion.

A.        Documents Reviewed

In connection with the opinion rendered below, we have reviewed and relied upon the following documents:

1.        the Merger Agreement;

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON KNOXVILLE LONDON

LOS ANGELES McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SINGAPORE WASHINGTON

www.hunton.com

Live Oak Financial Corp.

October 23, 2013

2.        the Registration Statement;

3.        the Certificates of the Parent and the Company, delivered to us on or about October 23, 2013, with respect to various factual representations and certifications (collectively, the “Certificates”); and

4.        such other documents as we have deemed necessary or appropriate for purposes of this opinion.

B.        Representations

In connection with the opinion rendered below, we have reviewed and relied upon the factual representations set forth in the Certificates.

C.        Assumptions

In connection with the opinion rendered below, we have assumed that:

1.        all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents;

2.        the Independent Merger and the other transactions specified in the Merger Agreement will be consummated as contemplated in the Merger Agreement, without waiver of any material provision thereof;

3.        the Initial Merger and the Subsequent Merger will each qualify as a statutory merger under the applicable laws of the state of Texas;

4.        the Independent Merger will be reported by Parent and the Company on their respective income tax returns in a manner consistent with the opinion set forth below; and

5.        the Certificates are true and accurate in all material respects and will be true and accurate in all material respects as of the Effective Time of the Independent Merger.

Live Oak Financial Corp.

October 23, 2013

D.        Opinion

Based solely upon the documents and assumptions set forth above and conditioned upon the initial and continuing accuracy of the factual representations set forth in the Certificates as of the date hereof and as of the date of the Effective Time of the Independent Merger and subject to the limitations set forth herein and the assumptions, limitations and qualifications set forth in the Registration Statement, we hereby confirm the opinion of Hunton & Williams LLP that is attributed to us in the discussion of the United States federal income tax consequences appearing under the heading “Proposal to Approve the Reorganization Agreement — Material U.S. Federal Income Tax Consequences of the Independent Merger” in the proxy/prospectus forming part of the Registration Statement.

E.        Limitations

1.        Except as otherwise indicated, our opinion as contained in this letter is based upon the Internal Revenue Code of 1986, as amended (the “Code”) and its legislative history, the Treasury regulations promulgated thereunder (the “Regulations”), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

2.        Our opinion expressed herein represents counsel’s best legal judgment and is not binding upon the Internal Revenue Service or the courts and is dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificates. To the extent that any of the factual representations provided to us in the Certificates are with respect to matters set forth in the Code or the Regulations, we have reviewed with the individuals making such factual representations the relevant portions of the Code and the applicable Regulations and are reasonably satisfied that such individuals understand such provisions and are capable of making such factual representations. We have made no independent investigation of the assumptions set forth above, the facts contained in the documents or the factual representations set forth in the Certificates, the Registration Statement or the Merger Agreement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such assumptions, facts or documents in a material way. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether made by either the Company or Parent) could adversely affect our opinion stated herein.

Live Oak Financial Corp.

October 23, 2013

3.        No opinion is expressed as to any federal income tax consequence of the Independent Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed in our opinion. This opinion does not address the various state, local or foreign tax consequences that may result from the Independent Merger or the other transactions contemplated by the Merger Agreement.

4.        This opinion letter may be filed as an exhibit to the Registration Statement. Furthermore, we consent to the reference to Hunton & Williams LLP under the heading “Proposal to Approve the Reorganization Agreement — Material U.S. Federal Income Tax Consequences of the Independent Merger” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

HUNTON & WILLIAMS LLP

/s/ Hunton & Williams LLP